Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,669,160)
Unrealized Gain (Loss) on Market Value of Futures	(1,063,930)
Dividend Income	248
Interest Income	450
ETF Transaction Fees	2,100
Total Income (Loss)	$(3,730,292)

Expenses
Investment Advisory Fee	$18,486
Brokerage Commissions	1,703
NYMEX License Fee	370
Non-interested Directors' Fees and Expenses	245
Prepaid Insurance Expense	161
Other Expenses	8,541
Total Expenses	29,506
Expense Waiver	(4,844)
Net Expenses	$24,662
Net Income (Loss)	$(3,754,954)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/12	$29,711,660
Additions (250,000 Units)	4,355,940
Withdrawals (100,000 Units)	(1,663,200)
Net Income (Loss)	(3,754,954)

Net Asset Value End of Month	$28,649,446
Net Asset Value Per Unit (1,750,000 Units)	$16.37

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502